Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               GRIFFON CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                  11-1893410
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

   100 Jericho Quadrangle, Jericho,  New York            11753
   (Address of principal executive offices)            (Zip Code)


             1998 EMPLOYEE & DIRECTOR STOCK OPTION PLAN, AS AMENDED

                            (Full title of the plans)

                           Robert Balemian, President
                               Griffon Corporation
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                     (Name and address of agent for service)

                                 (516) 938-5544
          (Telephone number, including area code, of agent for service)

                                    copy to:
                            David H. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
Title of Each                            Proposed Maximum             Proposed Maximum
Class of Securities                      Amount to be  Offering       Aggregate Amount of
to be Registered                         Registered (1)               Price Per Share (2)   Offering Price (2)    Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                            500,000 shs.(3)(4)                $19.78             $9,890,000           $909.88
par value $.25
per share together with
the associated Preferred
Share Purchase Rights
-----------------------------------------------------------------------------------------------------------------------------------

(1) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the plans.
(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company's Common Stock reported on the consolidated reporting system on May 15, 2002, pursuant to Rule 457.
(3) Represents additional shares of Common Stock issuable under the Griffon Corporation 1998 Employee & Director Stock Option Plan, as amended.
(4) Pursuant to Rule 457, a registration fee of $909.88 is payable with respect to the additional 500,000 shares of Common Stock issuable under the Griffon Corporation 1998 Employee & Director Stock Option Plan, as amended.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Company with the Commission (File No. 1-6620) pursuant to the Exchange Act, are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001;

     (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended December 31, 2001 and March 31, 2002;

     (3) The Company's Proxy Statement dated December 28, 2001 for its 2002 annual meeting of stockholders;

     (4)  The Company's Current Report on Form 8-K dated April 30, 2002;

     (5) The Registration Statement on Form 8-A dated January 19, 1993 with respect to the Company's Common Stock (File No. 1-6620), including any amendment or report filed for the purpose of updating the description of the Common Stock contained therein; and

     (6) The Registration Statement on Form 8-A dated May 16, 1996 with respect to the Company's Preferred Share Purchase Rights.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference
(except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Griffon Corporation, 100 Jericho Quadrangle, Suite 224, Jericho, New York 11753, (516) 938-5544.

Item 8.   Exhibits.

     4.1  1998 Employee and Director Stock Option Plan, as amended

     5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.

     23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5.

     23.2 Consent of Arthur Andersen LLP.

     24   Powers of Attorney - included in signature page hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jericho, New York on the 14th day of May, 2002.

                                               GRIFFON CORPORATION

                                               By:  /s/ Harvey R. Blau
                                               Harvey R. Blau
                                               Chairman of the Board
                                               (Principal Executive Officer)

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 14th day of May, 2002 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Harvey R. Blau and Robert Balemian, and each of them acting individually, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Griffon Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post- effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                                     Title
---------                                     -----

/s/ Harvey R. Blau                   Chairman of the Board
Harvey R. Blau                       (Principal Executive Officer)

/s/ Robert Balemian                  President and Director
Robert Balemian                      (Principal Financial Officer)

/s/ Patrick Alesia                   Vice President and Treasurer
Patrick Alesia                       (Principal Accounting Officer)

/s/ Henry A. Alpert                  Director
Henry A. Alpert

/s/ Bertrand M. Bell                 Director
Bertrand M. Bell

/s/ Abraham M. Buchman               Director
Abraham M. Buchman

/s/ Clarence A. Hill, Jr.            Director
Clarence A. Hill, Jr.

/s/ Ronald J. Kramer                 Director
Ronald J. Kramer

/s/ James W. Stansberry              Director
James W. Stansberry

/s/ Martin S. Sussman                Director
Martin S. Sussman

/s/ William H. Waldorf               Director
William H. Waldorf

/s/ Joseph J. Whalen                 Director
Joseph J. Whalen

/s/ Lester L. Wolff                  Director
Lester L. Wolff